                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): January 25, 2002
                                                 -------------------------------


                               Celsion Corporation
        ----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

             Delaware                              000-14242                           52-1256615
-----------------------------------    ---------------------------------    ---------------------------------
   (State or Other Jurisdiction                   (Commission                        (IRS Employer
        of Incorporation)                        File Number)                     Identification No.)


10220-I Old Columbia Road, Columbia, Maryland                                                  21046-1705
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(Address of principal executive office)                                                           (Zip Code)


Registrant's telephone number, including area code:  (410) 290-5390
                                                     ---------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         Settlement of Stearns Litigation

         As previously reported, on April 27, 2000, the Company commenced an action (the "Original Suit") in the United States District Court for the District of Maryland (the "Maryland Court") against Warren C. Stearns, a former director of the Company ("W.C. Stearns"), Mr. Stearn's management company and a number of his affiliates, family members and colleagues (collectively, the "Original Defendants"), who held warrants (the "Original Warrants") for the purchase of approximately 4.1 million shares of the Company's Common Stock at $0.41 per share. On January 18, 2001, the Maryland Court transferred the case to the United States District Court for the Northern District of Illinois, in Chicago (the "Chicago Court"). On July 17, 2001, the Company filed a motion to amend its complaint to add a second count, alleging that Mr. Stearns, on behalf of himself and the other Original Defendants, had executed a Mutual Release which released any right the Original Defendants had to exercise the warrants ("Count II"). The motion was granted on July 19, 2001.

         On August 9, 2001, the Original Defendants filed a counterclaim (the "Counterclaim") against the Company, certain of its officers and directors, and an attorney and law firm that previously had represented the Company. On September 10, 2001, the Chicago Court dismissed, with prejudice, Count I of the Complaint. On November 23, 2001, the Company and certain of its officers and directors filed a motion to dismiss the Counterclaim.

         On January 25, 2002, the Company and Augustine Y. Cheung, Spencer J. Volk, Walter B. Herbst, LaSalle D. Leffall, Claude Tihon, John Mon, Max E. Link (all of whom are present or former officers and/or directors of the Company), George Bresler, Bresler, Goodman & Unterman LLP and The George Bresler Trust on the one hand (collectively, the "Company Parties"), and Stearns Management Company, Anthony Riker, Ltd., John T. Horton, The George T. Horton Trust, Warren
R. Stearns, Charles A. Stearns, and W.C. Stearns (collectively, the "Stearns Parties"), on the other hand, entered into a settlement agreement (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Company, among other things, has agreed (a) to pay to W.C. Stearns the lesser of (i) the Stearns Parties' actual legal fees, costs and expenses incurred in connection with the Original Suit, the Counterclaim and the Settlement Agreement or (ii) $265,000; (b) to issue to the Stearns Parties warrants (the "Settlement Warrants") to purchase a total of 6,325,821 shares of the Company's Common Stock, at an exercise price of $0.01 per share; and (c) to register for resale the shares underlying the Settlement Warrants. The Settlement Warrants are in replacement of the Original Warrants, the validity of which was at issue in the Original Suit. However, while the Original Warrants, among other things, contained antidilution provisions ensuring the Stearns Parties the right to purchase 4.6875% of the Company's Common Stock, on a fully diluted basis, until completion of the Company's next public offering (as defined) and a renewal right at the election of the holder, the Settlement Warrants contain no such provisions. In addition, pursuant to the Settlement Agreement, the Company Parties, on the one hand, and the Stearns Parties, on the other, unconditionally released one another from any and all claims arising prior to the effective date of the Settlement Agreement and agreed to dismiss, with prejudice, the Original Suit, including the Counterclaim.

         The Settlement Agreement has the effect of fully and finally resolving the matters in dispute in the Original Suit and the Counterclaim between the Company Parties, on the one hand, and the Stearns Parties, on the other hand.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CELSION CORPORATION



Date:  JANUARY 28, 2002               By: /s/ Anthony P. Deasey
                                         -------------------------------
                                          Anthony P. Deasey
                                          Senior Vice President - Finance and
                                          Chief Financial Officer



                                      -3-